UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-148346	98-0531496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702)263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 15, 2013, Blue Earth, Inc. (the “Company”) issued a press release titled “Blue Earth Signs To Acquire an EPCM Company Expected to Generate Over $800 Million in Revenues.”  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 17, 2013, the Company issued a press release titled “Blue Earth Awarded Contract for Operation and Maintenance of a 5.3 MW Chp Plant for Kyocoera America, Inc.”  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 15, 2013 titled “Blue Earth Signs To Acquire an EPCM Company Expected to Generate Over $800 Million in Revenues.”

99.2	Press Release dated April 17, 2013 titled “Blue Earth Awarded Contract for Operation and Maintenance of a 5.3 MW Chp Plant for Kyocoera America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2013	Blue Earth, Inc.

	By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: CEO

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